Exhibit 16.1

12 Greenway Plaza, Suite 1202
Houston, TX 77046-1289

Phone	713-561-6500
Fax	713-968-7128
Web	www.uhy-us.com

April 18, 2011

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

We have read Item 4.01 of Form 8-K concerning our Firm dated April 14, 2011, of Allis Chalmers Energy, Inc. and are in agreement with the statements contained in the first and second paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ UHY LLP

UHY LLP